Exhibit 99.1

Dentsply Sirona Completes Internal Investigation
Announces Restatements of Third Quarter 2021 and Full Year 2021 Financials
Reports Select Preliminary Third Quarter 2022 Results

CHARLOTTE, N.C., November 1, 2022 (GLOBE NEWSWIRE) -- DENTSPLY SIRONA Inc. (“Dentsply Sirona” or “the Company”) (Nasdaq: XRAY) today announced the completion of the previously disclosed internal investigation into certain financial reporting matters. The investigation was undertaken by the Audit and Finance Committee of the Dentsply Sirona Board of Directors (the “Audit and Finance Committee”). Its findings and the actions the Company is taking to address these findings and certain related financial reporting matters are discussed in a Current Report on Form 8-K (the “8-K”) filed by the Company today.

“The Audit and Finance Committee’s thorough process conducted along with independent counsel and advisors resulted in findings and conclusions which have the full support of the Board,” said Eric Brandt, Chairman of the Dentsply Sirona Board of Directors. “The Company has already taken decisive and meaningful steps to address the findings and is now implementing enhancements and remedial measures to ensure these issues are thoroughly resolved. With a management team that is committed to accountability, operational rigor and integrity, coupled with the remedial measures, the entire Dentsply Sirona organization can move forward focused on delivering long-term growth and value creation.”

Restatements of Third Quarter 2021 and Full Year 2021

As noted in the 8-K filed today, on October 29, 2022, the Company, in consultation with the Audit and Finance Committee, reached a determination that the Company’s consolidated financial statements and related disclosures for the three and nine months ended September 30, 2021, and for the fiscal year ended December 31, 2021, should no longer be relied upon because of certain misstatements contained in those financial statements. The Company has determined that it is appropriate to correct the misstatements in the Company’s previously issued financial statements by amending its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (the “Third Quarter 2021 Form 10-Q/A”), and its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K/A”). The Audit and Finance Committee and management also discussed this conclusion with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Controls and Procedures

In connection with the restatement of the financial statements and related disclosures in the Third Quarter 2021 Form 10-Q/A and the 2021 Form 10-K/A, management re-evaluated the effectiveness of the Company’s internal control over financial reporting and its disclosure controls and procedures and identified one or more material weaknesses in the Company’s internal control over financial reporting as of September 30, 2021. The material weaknesses remained in place as of December 31, 2021 and as of the date of the 8-K.

The Company’s management has started to implement certain enhancements and remedial measures to its internal control over financial reporting and disclosure controls and procedures. Management will continue to evaluate the processes, procedures and controls and will make any further changes as appropriate.

Goodwill Impairment

In the nine months ended September 30, 2022, the Company expects to record a pre-tax non-cash charge for the impairment of goodwill and intangible assets in the range of $1.0 billion - $1.3 billion, due primarily to macroeconomic factors such as higher cost of capital, cost inflation, unfavorable foreign currency impacts, and increased supply chain costs, which are contributing to reduced forecasted revenues, lower operating margins, and reduced expectations for future cash flows.

Select Preliminary Third Quarter 2022 Results and Fourth Quarter 2022 Revenue Outlook

On a preliminary basis, the Company expects that third quarter 2022 Net sales will be approximately $947 million (representing a slight decline in organic sales versus the prior year). Relative to the prior year period, these results reflect foreign exchange headwinds, global supply chain challenges, and softer volumes in the U.S. and China.

Based on expected demand trends and foreign exchange impacts, the Company expects sequential Net sales to decline low-single digits in the fourth quarter 2022. On a constant currency basis, the Company expects sequential Net sales to be flat or up low-single digits in the fourth quarter 2022.The Company will provide further information about its results and 2022 outlook assumptions on its third quarter earnings conference call.

The amounts set forth above are preliminary estimates. The Company is currently finalizing its results of operations for the third quarter ended September 30, 2022. These preliminary estimates are based solely on information available to management as of the date of this press release. The Company’s actual results may differ from these estimates due to the completion of its quarter-end closing procedures, final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results are finalized and included in its Form 10-Q for the three and nine month periods ended September 30, 2022.

The Company expects to announce its full third quarter 2022 financial results on or around November 9, 2022, and will host an earnings conference call to discuss these results at that time.

About Dentsply Sirona

Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors, including those described in the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any amendment. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company has provided certain measures in this press release that are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales
The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition, (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's currency exchange rates.

Contact Information

Investors:
Andrea Daley
VP, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
VP, Corporate Communications and PR
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com